                                                                    Exhibit 99.1


[COSINE COMMUNICATIONS LOGO]
PRESS RELEASE

For additional information contact:

            Steve Goggiano                      CoSine Communications
            President & CEO                     1200 Bridge Parkway
            (650) 637-4777                      Redwood City, CA 94065
                                                Web Site: www.cosinecom.com

            Terry Gibson                        Phone: 650.637.4777
            Executive Vice President            Fax: 650.628.4200
            and CFO                             E-mail:
            650.637.4777                        investorrelations@cosinecom.com


           CoSine Communications Announces First Quarter Fiscal 2004
                               Financial Results

REDWOOD CITY, CALIF., APRIL 29, 2004 -- CoSine Communications, Inc. (NASDAQ:
COSN - News), a leading provider of managed, network-based IP and Broadband Services Delivery Platforms, today announced revenue for the quarter ended March 31, 2004 of $4.5 million and a net loss of $7.4 million, or $0.74 per share, as compared to revenue of $2.4 million and a net loss of $10.2 million or $1.03 per share for the quarter ended December 31, 2003 and revenue of $2.2 million and a net loss of $8.9 million or $0.91 per share in the quarter ended March 31, 2003. The company ended the quarter with $50.2 million in cash and short-term investments and no long-term debt.

"We are pleased to report a significant increase in quarterly revenue, driven mainly by our customers' expansion activities in North America and Europe. Looking forward, we see a number of major carriers moving toward a network-based approach to IP services and we see opportunities to expand our product reach into higher volume DSL-driven applications, particularly in Asia," said Steve Goggiano, CoSine's president and CEO. "Our focus is on winning repeat business, capturing new customers, expanding our addressable market and developing strategic relationships."

Addressing the increasing need for more visibility into managed IP services, CoSine announced in April the latest version of its InGage(TM) Customer Network Management (CNM) system. InGage CNM enables service providers, for the first time, to easily analyze and report on a per-customer basis virtually every aspect of each of their customer's enterprise-wide managed IP services. InGage's powerful new capabilities enable service providers to differentiate their managed IP service offerings, create new pricing plans, reduce customer churn, and attract more conservative customers previously hesitant to transition from Frame Relay or private solutions due to a perceived lack of visibility into managed IP service offerings.

"Enterprises are requiring increased visibility into their wide area networks at the same time the industry is experiencing a rising adoption in network-based IP services. This has moved advanced per-customer reporting for managed IP services to the forefront of service provider deployment plans," added Goggiano. "The new InGage directly addresses this demand by delivering an operationally efficient and scalable solution for service providers that offers their enterprise customers a breadth and depth of reporting previously unattainable from a single vendor. CoSine has taken the lead once again by arming its service provider customers with a strategic tool unavailable with other network-based service architectures."

WEBCAST

There will be a live webcast of the CoSine Q1 2004 Earnings Conference Call (today, April 29, 2004, at 2 p.m. PT / 5 p.m. ET) at www.cosinecom.com. An archived webcast will also be available several hours after the live call. A replay of the conference call will be available until May 13, 2004. It can be accessed from the company's website or by calling (888) 286-8010 and entering passcode 241228888.

ABOUT COSINE COMMUNICATIONS

CoSine Communications (NASDAQ: COSN) is a global telecommunications equipment supplier founded in 1998 to empower service providers to deliver a compelling portfolio of managed, network-based IP and Broadband services to consumers and business customers. From the edge of the network, several of the world's largest carriers use the CoSine platform to deliver customized and profitable network-based services to consumers and enterprises. For more information about CoSine Communications, visit the company's Web site at: www.cosinecom.com.

###

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements. The company uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the continued downturn in the telecommunications industry and slow development of the market for network-based IP services, failure to achieve revenue growth and profitability, product development, commercialization and technology difficulties, manufacturing costs, the impact of competitive products, pricing, changing customer requirements, timely availability and acceptance of new products, and changes in economic conditions in the various markets CoSine serves, all as may be discussed in more detail on pages 29 through 35 of our Annual Report on Form 10-K for the fiscal year ending December 31, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

                          COSINE COMMUNICATIONS, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
         (IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES)
                                 (IN THOUSANDS)

                                                            March 31, 2004     December 31,
                                                             (unaudited)         2003(1)
                                                            --------------     ------------
ASSETS
Current assets:
   Cash, cash equivalents and short-term investments        $       50,170     $     57,752
   Accounts receivable, trade                                        4,026            4,962
   Accounts receivable, other                                          540              494
   Inventory                                                         3,668            4,003
   Prepaid expenses and other current assets                         3,061            2,668
                                                            --------------     ------------
Total current assets                                                61,465           69,879
Property and equipment, net                                          3,074            2,900
Long-term deposits                                                     587              647
                                                            --------------     ------------
                                                            $       65,126     $     73,426
                                                            ==============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities                 $        6,997     $      6,502
   Deferred revenue                                                  2,503            3,543
   Current portion of long-term debt                                     -              129
                                                            --------------     ------------
Total current liabilities                                            9,500           10,174
Accrued rent                                                         2,072            2,078
Stockholders' equity                                                53,554           61,174
                                                            --------------     ------------
                                                            $       65,126     $     73,426
                                                            ==============     ============


(1) Amounts are derived from the December 31, 2003 audited financial statements.

                          COSINE COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
         (IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       Three months ended
                                                                            March 31,
                                                                      2004            2003
                                                                   (unaudited)     (unaudited)
                                                                   -----------     -----------
Revenue                                                            $     4,455     $     2,206

Cost of sales                                                            1,497             715
                                                                   -----------     -----------

Gross profit                                                             2,958           1,491

Operating expenses:
   Research and development                                              5,255           5,257
   Sales and marketing                                                   3,383           3,347
   General and administrative                                            1,708           1,737
   Restructuring and impairment charges                                     35             270
                                                                   -----------     -----------
Total operating expenses                                                10,381          10,611
                                                                   -----------     -----------

Loss from operations                                                    (7,423)         (9,120)

Interest income and expense and other, net                                  81             298
                                                                   -----------     -----------
Loss before income tax provision                                        (7,342)         (8,822)

Income tax provision                                                        43              42
                                                                   -----------     -----------
Net loss                                                           $    (7,385)    $    (8,864)
                                                                   ===========     ===========

Basic and diluted net loss per share                               $     (0.74)    $     (0.91)

Shares used in computing basic and diluted net loss per share           10,010           9,721